As filed with the U.S. Securities and Exchange Commission on February 22, 2021.
Registration No. 333-252594

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Longview Acquisition Corp. II
(Exact name of registrant as specified in its charter)

Delaware	6770	85-3650296
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
767 Fifth Avenue, 44th Floor
New York, NY 10153
Telephone: (212) 812-4700
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John Rodin
Chief Executive Officer
767 Fifth Avenue, 44th Floor
New York, NY 10153
Telephone: (212) 812-4700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Paul D. Tropp, Esq. Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Telephone: (212) 596-9000	Gregg A. Noel, Esq. Michael J. Mies, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 Telephone: (213) 687-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant(2)	57,500,000 Units	$10.00	$575,000,000	$62,733
Shares of Class A common stock included as part of the units(3)	57,500,000 Shares	-	-	-(4)
Redeemable warrants included as part of the units(3)	14,375,000 Warrants	-	-	-(4)
Shares of Class A common stock included as part of the redeemable warrants(3)	14,375,000 Shares	11.50(5)	165,312,500(5)	18,036
Total			$740,312,500	$80,769(6)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 7,500,000 units, consisting of 7,500,000 shares of Class A common stock and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(6)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Longview Acquisition Corp. II is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-252594) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a) The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Incorporation*
3.2	Form of Amended and Restated Certificate of Incorporation
3.3	Bylaws*
4.1	Specimen Unit Certificate
4.2	Specimen Class A Common Stock Certificate
4.3	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Opinion of Ropes & Gray LLP
10.1	Promissory Note, dated November 18, 2020, issued to Longview Acquisition Corp. II*
10.2	Form of Letter Agreement among the Registrant and its officers, directors and Longview Investors II LLC
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5	Securities Subscription Agreement, dated November 18, 2020, between the Registrant and Longview Investors II LLC*
10.6	Form of Private Placement Warrants Purchase Agreement between the Registrant and Longview Investors II LLC
10.7	Form of Indemnity Agreement
10.8	Form of Administrative Services Agreement by and between the Registrant and Glenview Capital Management, LLC
10.9	Form of Forward Purchase Agreement between the Registrant, Glenview Capital Management, LLC and the Purchasers party thereto.
10.10	Form of Promissory Note issued to Longview Acquisition Corp.
23.1	Consent of WithumSmith+Brown, PC*
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24	Power of Attorney*
99.1	Consent of Westley Moore, Director Nominee*
99.2	Consent of Shalinee Sharma, Director Nominee*
99.3	Consent of Brian Zied, Director Nominee*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 22, 2021.

LONGVIEW ACQUISITION CORP. II

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman	February 22, 2021
Larry Robbins

*	Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2021
John Rodin

/s/ Mark Horowitz	Chief Financial Officer (Principal Financial and Accounting Officer)	February 22, 2021
Mark Horowitz

*By:	/s/ Mark Horowitz
Mark Horowitz Attorney-in-fact